EXHIBIT 11.1

                        COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)




                                                            Three months ended                  Six months ended
                                                                 June 30,                           June 30,
                                                     ---------------------------------   --------------------------------
                                                          2002              2001              2002             2001
                                                     ---------------   ---------------   ---------------   --------------


  Basic and Diluted:
         Average shares outstanding                          19,087            18,796            19,075           18,792
                                                     ===============   ===============   ===============   ==============

                                                     ---------------   ---------------   ---------------   --------------
         Net loss                                         $ (1,162)        $  (3,784)         $ (3,994)       $  (7,337)
                                                     ===============   ===============   ===============   ==============

  Earnings per share:

                                                     ---------------   ---------------   ---------------   --------------
         Net loss                                         $  (0.06)         $  (0.20)          $ (0.21)        $  (0.39)
                                                     ===============   ===============   ===============   ==============


